UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 25, 2009

NEAH POWER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49962	88-0418806
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Ave. SE, Suite 142 Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 424-3324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 25, 2009 the Registrant (“Neah Power”) received a three day notice to vacate its premises at 22118 20th Ave. SE, Suite 142, Bothell, Washington from its landlord, Teachers Insurance & Amenity Association of America under the terms of a March 5, 2001 lease between Neah Power and the landlord on the grounds that rent has not been paid.  The landlord seeks full payment of $30,612.80, being all the outstanding rent due under the terms of the lease.  A Summons and Complaint has been filed by the landlord in the Superior Court of Washington for Snohomish County seeking a judgment for the unpaid rent plus interest, attorneys fees, late charges and cots.  Neah Power is attempting to reach a settlement with the landlord.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 3, 2009	Neah Power Systems, Inc.

	By:	/s/ Gerard C. D’Couto
Gerard C. D’Couto
Chief Executive Officer